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Watson Wyatt & Company Holdings

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Watson Wyatt & Company Holdings

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Watson Wyatt & Company Holdings

901 N. Glebe Road

Arlington, Virginia 22203

Telephone: 703-258-8000

Fax: 703-258-7495

October 11, 2005

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders that will be held this year at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203, Friday, November 11, 2005, at 9:00 a.m. EST. On the following pages you will find the notice of the 2005 Annual Meeting of Stockholders and the accompanying proxy statement.

Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Accordingly, please return your proxy as soon as possible.

Sincerely,

John J. Haley

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 11, 2005

The Annual Meeting of Stockholders of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, will be held on Friday, November 11, 2005 at 9:00 a.m. (EST), at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203 for the following purposes:

I.

To elect one Class III member of the board of directors of the Company to serve for a one-year term, expiring at the 2006 Annual Meeting of Stockholders; to elect one Class I member of the board of directors of the Company to serve for a two-year term, expiring at the 2007 Annual Meeting of Stockholders; and to elect three Class II members of the board of directors of the Company to serve for a three-year term, expiring at the 2008 Annual Meeting of Stockholders, all to serve until the election and qualification of their successors (Proposal 1);

II.	To consider and to vote upon a proposal to approve the Watson Wyatt & Company Holdings Incentive Compensation Plan (the “Incentive Compensation Plan”) (Proposal 2);
III.	To consider and to vote upon a proposal to increase the number of shares which may be issued under the Amended Compensation Plan for Outside Directors (the “Outside Directors’ Plan”) (Proposal 3); and
IV.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The close of business on September 28, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WE STRONGLY URGE YOU TO REVIEW THE PROXY STATEMENT AND TO COMPLETE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE (IF YOU HAVE RECEIVED YOUR PROXY MATERIALS BY MAIL), OR VOTE YOUR PROXY VIA TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

By order of the board of directors

Walter W. Bardenwerper

Vice President, General Counsel and Secretary

Arlington, Virginia

October 11, 2005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 11, 2005

This proxy statement, notice of the 2005 Annual Meeting of Stockholders and accompanying proxy are being furnished to you as a stockholder of Watson Wyatt & Company Holdings (the “Company” or “Watson Wyatt”), a Delaware corporation, on or about October 11, 2005, in connection with the Annual Meeting of Stockholders of the Company to be held on November 11, 2005, at the time and place and for the purposes set forth in the accompanying notice of the meeting.

The Company’s board of directors is making this proxy solicitation. All shares of the Company’s Class A Common Stock, $.01 per share (“common stock”), that are represented by properly executed and unrevoked proxies received by ADP Investor Communication Services, the vendor selected by the Company to tabulate the vote, prior to the Annual Meeting will be voted. The deadline for receiving proxy voting instructions by telephone (1-800-690-6903) or internet (www.proxyvote.com) is 11:59 p.m. (EST) on Thursday, November 10, 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Stockholders of record at the close of business on September 28, 2005, are entitled to notice of and to vote the shares of common stock held by them on such date, at the Annual Meeting and at any adjournments thereof. On September 28, 2005, there were 42,044,751 shares of common stock outstanding and entitled to vote at the Annual Meeting. The common stock is the Company’s only class of outstanding voting securities and will vote as a single class on all matters to be presented and for each director to be elected at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote on each matter and for each director to be elected.

If the accompanying proxy card is properly signed and returned in the enclosed envelope (provided to stockholders who have received their proxy materials by mail), or voted via telephone or internet, and not revoked, it will be voted.  Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy will vote in favor of Proposal 1, the board of directors’ nominees for directors; will vote in favor of Proposal 2, to approve the Watson Wyatt Incentive Compensation Plan; will vote in favor of Proposal 3, to increase the number of shares which may be issued under the Amended Compensation Plan for Outside Directors (the “Outside Directors’ Plan”); and will vote in their own discretion as to any other matters that may properly come before the Annual Meeting.  You may revoke your proxy at any time before it is exercised by filing a revocation notice or a duly executed proxy to vote your shares bearing a later date with the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203.  If you are a stockholder of record, and you attend the Annual Meeting and vote in person, your vote will supercede any proxy that you previously executed.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding at the close of business on September 28, 2005 will constitute a quorum.

Submitted proxies reflecting broker non-votes or abstentions will be deemed present at the Annual Meeting in determining the presence of a quorum.  Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter.

A plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality.

The affirmative vote of the majority of the votes cast on the matter is required to approve the proposed Watson Wyatt & Company Holdings Incentive Compensation Plan and to approve the proposal to increase the number of shares which may be issued under the Outside Directors’ Plan, provided further that stockholders holding a majority of the shares outstanding on the record date actually cast votes on Proposal 3. Abstentions are considered votes cast for this purpose, but broker non-votes are not. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the shares are considered to have been cast at the meeting with respect to such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are not considered to have been cast at the meeting with respect to such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

A list of stockholders will be available for inspection at least ten days prior to the Annual Meeting at the Office of the Secretary of the Company, 901 N. Glebe Road, Arlington, Virginia 22203.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that the number of directors shall be not less than seven, nor more than twenty-five, and give the board of directors the authority to determine the actual number of directors within that range. The board of directors currently consists of ten members. Pursuant to its authority under our Amended and Restated Bylaws, the board of directors has set the number of directors at eleven, effective as of the Annual Meeting. In accordance with our Amended and Restated Certificate of Incorporation, the board of directors is divided into three classes, designated Class I, Class II and Class III. There are currently two directors in Class I, R. Michael McCullough and Paul N. Thornton, whose three-year terms will expire at the 2007 Annual Meeting of Stockholders; there are currently five directors in Class II: John J. Gabarro, John J. Haley, Linda D. Rabbitt, Gene H. Wickes and John C. Wright, whose three-year terms will expire at the 2005 Annual Meeting of Stockholders; and there are currently three directors in Class III: Chandrasekhar Ramamurthy, Gilbert T. Ray and John B. Shoven, whose three-year terms will expire at the 2006 Annual Meeting of Stockholders. The Company is renominating for election as directors the five directors currently serving in Class II, but is nominating certain of those directors to serve in other classes, in order to address New York Stock Exchange rules requiring that classified board classes be of approximately equal size.

One Class III director is to be elected at the Annual Meeting and will serve a one-year term until the 2006 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director’s earlier resignation or removal. The board of directors has nominated Gene H. Wickes for election as a Class III director. Mr. Wickes currently serves on the Company’s board of directors in Class II.

One Class I director is to be elected at the Annual Meeting and will serve a two-year term until the 2007 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director’s earlier resignation or removal. The board of directors has nominated John J. Gabarro for election as a Class I director. Mr. Gabarro currently serves on the Company’s board of directors in Class II.

Three Class II directors are to be elected at the Annual Meeting, and each will serve a three-year term until the 2008 Annual Meeting of Stockholders, or until a successor is elected or appointed and qualified, or until such director’s earlier resignation or removal. The board of directors has nominated John J. Haley, Linda D. Rabbitt and John C. Wright for election as Class II directors. Mr. Haley, Ms. Rabbitt and Mr. Wright currently serve on the Company’s board of directors in Class II.

The board has set the size of Class II at four and is undertaking to identify a qualified candidate to fill the vacancy in the board. He or she will be appointed to the board as provided in the Company’s Amended and Restated Bylaws. Please note that proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominee in Class III:

Name	Length of Term
Gene H. Wickes	One-year term, expiring at the 2006 Annual Meeting of Stockholders.

Nominee in Class I:

Name	Length of Term
John J. Gabarro	Two-year term, expiring at the 2007 Annual Meeting of Stockholders.

Nominees in Class II:

Names	Length of Term
John J. Haley Linda D. Rabbitt John C. Wright	Three-year term, expiring at the 2008 Annual Meeting of Stockholders.

Nominees:

John J. Gabarro (age 66) has served as a director since 1999 and was previously a director of Watson Wyatt & Company from 1995 to 1998.  Mr. Gabarro has been a professor at the Harvard Business School since 1972. Mr. Gabarro is the UPS Foundation Professor of Human Resource Management and chair of the Advanced Management Program at the Harvard Business School, where he has also taught in Harvard’s MBA and Owner-President Management Programs. He has also served as faculty chair of Harvard’s International Senior Management Program and twice as head of its Organizational Behavior Unit.   Mr. Gabarro is a Trustee of Worcester Polytechnic Institute from which he received a B.S. in mechanical engineering.  Mr. Gabarro completed his MBA and doctorate and post doctoral work at Harvard before joining its faculty.

John J. Haley (age 55) has served as President and Chief Executive Officer since January 1, 1999, Chairman of the Board since 2002, and as a director since 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). Mr. Haley also serves on the boards of MAXIMUS, Inc., a provider of health and human services program management, consulting services and system solutions, and Hudson Highland Group, Inc., an executive search, specialty staffing and related consulting services firm. He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

Linda D. Rabbitt (age 56) has served as a director since 2002 and is the founder and owner of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. As owner and chief executive officer, Ms. Rabbitt is responsible for overall company affairs including client services, business planning and operational procedures. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982 to 1985. Ms. Rabbitt is a director of the Greater Washington Board of Trade and served as its Chair in 2002. Ms. Rabbitt has also served as a director of the Economic Club of Washington, D.C., of Leadership Washington, and is a Trustee of the Federal City Council and of George Washington University. Ms. Rabbitt has a B.A. from the University of Michigan, Ann Arbor, and an M.A. from George Washington University.

Gene H. Wickes (age 53) has served as Vice President and as a director since 2002, and has been the Global Director of the Benefits Practice since 2005. Prior to this, Mr. Wickes was the Global Retirement Practice Director, and he was the West Division’s Retirement Practice Leader from 1997 to 2004. Mr. Wickes joined Watson Wyatt in 1996 as a senior consultant and consulting actuary. He assists clients with their retirement and executive benefit issues. Prior to joining Watson Wyatt, he spent 18 years with Towers Perrin, a human resources consulting firm, where he assisted organizations with welfare, retirement, and executive benefit issues. Mr. Wickes is a Fellow of the Society of Actuaries and has a B.S. in Mathematics and Economics, an M.S. in Mathematics and an M.S. in Economics, all from Brigham Young University.

John C. Wright (age 57) has served as a director since 2002 and is a retired partner of the accounting firm Ernst & Young. He was with Ernst & Young for almost thirty years until his retirement in 2000. Mr. Wright has extensive expertise with complex financial accounting and reporting matters, including many years of experience working on matters before the Securities and Exchange Commission and the National Association of Securities Dealers. During the last ten years of Mr. Wright’s career at Ernst & Young, he spent much of his time on international matters. After Ernst & Young, he served briefly as the Chief Financial Officer of Teligent, a telecommunications company, and was the Executive Vice President and Chief Financial Officer of QuadraMed Corporation, a provider of healthcare information technology solutions until 2005. Mr. Wright has a B.S. in accounting from the University of North Carolina.

If any nominee is unable to serve as a director at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the board of directors. Each of the nominees listed above has consented to being named as a nominee, and the Company does not know of any reason that any of the nominees listed above would be unable to serve if elected.

The board of directors recommends that you vote FOR each of the nominees listed above.

* * *

The incumbent directors currently serving in Class I and Class III and their remaining terms are as follows:

Class I:

Names	Length of Term
R. Michael McCullough Paul N. Thornton	Three-year term, two years remaining, expiring at the 2007 Annual Meeting of Stockholders.

R. Michael McCullough (age 66) has served as a director since 1996. Mr. McCullough retired in 1996 as Chairman of the management consulting firm Booz, Allen & Hamilton. He joined Booz, Allen & Hamilton in 1965 as a consultant, was elected a partner in the firm in 1971, became Managing Partner of the firm’s Technology Center and was elected to the position of Chairman in 1984. Mr. McCullough is a member of the boards of Capital Auto Real Estate Investment Trust, an automobile property real estate investment trust, and First Potomac Realty Trust, an industrial and office-industrial real estate investment trust. Mr. McCullough has a B.S. in Electrical Engineering from the University of Detroit.

Paul N. Thornton (age 55) has served as a director since 2000 and since the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in July 2005 has served as Consulting Actuary. He joined Watson Wyatt LLP (formerly R. Watson & Sons) in 1974, qualified as a Fellow of the Institute of Actuaries in 1975 and became a partner of the firm in 1977. Mr. Thornton was the Senior Partner of Watson Wyatt LLP prior to the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP, and was Chairman of its Partnership Board since May 2001. Mr. Thornton continues to be a partner of Watson Wyatt LLP, now known as Ringley House LLP. Previous positions included Head of the International Practice in R. Watson & Sons prior to the alliance with The Wyatt Company, and Chairman of Watson Wyatt (Holdings) Europe subsequently. He was Chairman of the UK Association of Consulting Actuaries from June 1997 until June 1998 and President of the UK Institute of Actuaries from July 1998 until July 2000. Mr. Thornton is currently a member of the Executive Committee of the International Actuarial Association, Chairman of the Committee of the IAA dealing with Pensions and Employee Benefits, and a member of the Committee of the International Association of Consulting Actuaries. He is also currently Chairman of the Pensions Committee of the Groupe Consultatif. He holds an honours degree in Mathematics from Oxford University.

Class III:

Names	Length of Term
Chandrasekhar Ramamurthy Gilbert T. Ray John B. Shoven	Three-year term, one year remaining, expiring at the 2006 Annual Meeting of Stockholders.

Chandrasekhar Ramamurthy (age 49), known as Babloo Ramamurthy, has served as Vice President, Regional Manager (Europe) and as a director since the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in July 2005. He joined The Wyatt Company in 1977. Following the establishment of the global Watson Wyatt Worldwide alliance in 1995, Mr. Ramamurthy became a partner of Watson Wyatt LLP. Mr. Ramamurthy has been based primarily in London, although between 1983 and 1986 he transferred to the international benefits and compensation consulting team based in the New York region, where he dealt primarily with the head offices of US multinational companies. Since returning to Europe, Mr. Ramamurthy has been the account manager for a number of the firm’s major clients in the UK, advising on a broad range of human capital and employee benefits issues both in the UK and overseas. Mr. Ramamurthy was the Head of the European Benefits Consulting Practice from 1999 to 2004, before being appointed Managing Partner of Watson Wyatt LLP in 2004, and has also served on Watson Wyatt LLP’s Partnership Board. Mr. Ramamurthy holds an honours degree in Mathematics from King’s College, London.

Gilbert T. Ray (age 61) has served as a director since 2000. Mr. Ray was a partner of the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades. He has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the boards of Automobile Club of Southern California, a provider of emergency road and travel services and insurance; two variable annuity funds managed by SunAmerica Asset management; Sierra Monolithics Inc., a semi-conductor chip company; Advance Auto Parts Company, a retailer of automotive parts; Diamondrock Hospitality, a real estate investment trust; and IHOP Corp., a restaurant management and franchise company. Mr. Ray is also a trustee of both The John Randolph Haynes and Dora Haynes Foundation and the St. John’s Health Center Foundation.

John B. Shoven (age 58) has served as a director since 2002. He is a member of Stanford University’s Economics Department, where he holds the Charles R. Schwab Professorship, and has been the Director of the Stanford Institute for Economic Policy Research (formerly known as the Center for Economic Policy Research) since 1999. Dr. Shoven has been at Stanford since 1973, serving as Chairman of the Economics Department from 1986 to 1989, as Director of the Center for Economic Policy Research from 1989 to 1993, and as Dean of the School of Humanities and Sciences from 1993 to 1998. An expert on tax policy, Dr. Shoven was a consultant for the U.S. Treasury Department from 1975 to 1988. He has authored ten books dealing with pension policy, social security and taxation. Dr. Shoven is a member of the boards of Cadence Design Systems, Inc., a supplier of electronic design automation technologies and engineering services; PalmSource, Inc., a supplier of handheld and wireless electronics; and American Century Funds, a mutual funds family. Dr. Shoven has a B.A. in Physics from the University of California, San Diego, and a Ph.D. in Economics from Yale University.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its employees, including the President and Chief Executive Officer, the Chief Financial Officer and the Controller. The Company also has a Code of Business Conduct and Ethics that applies to all of the Company’s directors. Both Codes are available on the Company’s website at www.watsonwyatt.com under “Investor Relations.” Any amendment or waiver of the Codes for executive officers and directors will be disclosed on the Company’s website at www.watsonwyatt.com under “Investor Relations.” A copy of the Codes may be obtained upon request, addressed to the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203.

Corporate Governance Guidelines

The Company has adopted a set of Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines provide, among other things, that all directors are expected to attend the Annual Meeting of the Company’s stockholders. At the 2004 Annual Meeting of Stockholders, all of the Company’s directors were present. The Guidelines are available on the Company’s website at www.watsonwyatt.com under “Investor Relations.” A copy may be obtained upon request, addressed to the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203.

Communications with the Board or Presiding Director

It is the policy of the Company to facilitate communications of security holders and other interested parties with the board of directors and the Company’s Presiding Director. Communications to directors of the Company must be in writing and may be sent to any director, in care of the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203. Communications may be sent by email to all directors as a group or to the Presiding Director using the e-mail addresses posted by the Company on its web site at www.watsonwyatt.com under “Investor Relations.” Communications should identify the person submitting the communication, the interest of such person in the subject matter of the communication, and the address, telephone number and email address of the person submitting the communication. Each communication will be forwarded to the director(s) to whom it is addressed. The board has authorized the Company’s Secretary to adopt reasonable procedures for collecting and distributing communications to directors. If such procedures are adopted, they will be made available on the Company’s website at www.watsonwyatt.com under “Investor Relations.”

Presiding Director

The Company’s board of directors has designated R. Michael McCullough as the Presiding Director of all executive sessions of the independent directors of the board.

Nominees for Director

The Nominating and Governance Committee will make recommendations to the board concerning individuals who are qualified to stand for election as directors. The Nominating and Governance Committee seeks individuals with a broad and diverse range of skills who have demonstrated the highest levels of personal and business integrity and sound business judgment, particularly in professional services industries. The Nominating and Governance Committee will consider suggestions of possible nominees for director from the board of directors and management, and may in the future retain a search firm to assist it in identifying possible nominees for director. The Nominating and Governance Committee also will consider recommendations of possible nominees for director submitted by stockholders. Recommendations may be submitted to any member of the Nominating and Governance Committee in care of the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203. Candidates recommended by stockholders will be evaluated in the same manner as other candidates considered by the Nominating and Governance Committee.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website located at www.watsonwyatt.com under “Investor Relations,” or may be obtained upon request, addressed to the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203. The Audit Committee’s principal responsibilities, as set forth in its charter, are to assist the board in overseeing the Company’s financial reporting process that is established and implemented by management. The Audit Committee oversees the work of the independent auditor and also reviews information provided by the Company’s internal auditor, independent auditor, and management concerning internal accounting procedures and controls. The Audit Committee is currently composed of four independent directors, John J. Gabarro, R. Michael McCullough, Gilbert T. Ray and John C. Wright (Chair), all of whom meet the independence requirements of the New York Stock Exchange’s listing standards. The board of directors has determined that Mr. Wright is both independent and an audit committee financial expert, as defined by SEC and NYSE guidelines. The Audit Committee held eight meetings during fiscal year 2005.

Report of the Audit Committee

Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor is responsible for expressing opinions on the conformity of our audited financial statements to generally accepted accounting principles, the effectiveness of our internal control over financial reporting, and management’s assessment of the effectiveness of our internal control over financial reporting. The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors, although the committee members are not engaged in the practice of accounting or auditing.

The Committee meets regularly with management and the Company’s independent auditor to review the Company’s financial statements, financial press releases, and quarterly and annual SEC filings; to receive the independent auditor’s report of its review of the Company’s quarterly financial statements and its audit of the Company’s annual financial statements; to review significant developments in generally accepted accounting principles and financial reporting requirements; to discuss the application of significant accounting policies; and to review the Company’s internal controls and the activities of the Company’s internal auditor.

The Committee meets regularly in executive session, and also meets separately with (1) the independent auditor, (2) the Company’s Chief Financial Officer, and (3) the Company’s internal auditor.

With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2005, the Audit Committee:

1.

Reviewed the audited financial statements included in the Annual Report, including Management’s Discussion and Analysis, with management; and discussed the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and subjective amounts, and the clarity of disclosures in the financial statements.

2.

Discussed with the independent auditor the scope and plan for its audit and the results of the audit; and also reviewed and discussed with management and the independent auditor the audited financial statements, as well as the auditor’s report concerning its examination of the Company’s audited financial statements.

3.	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees).
4.

Received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence, and discussed with the auditor its independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended June 30, 2005 that was filed with the Securities and Exchange Commission.

Submitted by the Watson Wyatt & Company Holdings Audit Committee:

John C. Wright — Chair

John J. Gabarro

R. Michael McCullough

Gilbert T. Ray

Fees Paid to the Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. Following the Company's acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP, the Audit Committee decided to solicit proposals for integrated audit services from PricewaterhouseCoopers LLP, which has served as the Company's independent auditor, and from Deloitte & Touche LLP, which has served as Watson Wyatt LLP's independent auditor. The Audit Committee expects to select a single worldwide independent auditor for the Company's 2006 fiscal year by November 2005.

As part of its oversight responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor. The Audit Committee has established policies and procedures for the pre-approval of audit and non-audit services to be performed by the independent auditor.

Under the policy, the Committee must give prior approval for any amount or specific type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services – that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant pre-approval for specific independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Chair of the Audit Committee is authorized to approve a request for pre-approval provided the additional service is presented to the Audit Committee for approval at its next scheduled meeting.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2005 and 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Fee Category	2004	2005

Audit Fees (1)	$ 980,524	$1,877,831
Audit-Related Fees (2)	524,324	1,327,733
Tax Fees (3)	104,146	14,262
Subtotal	1,608,994	3,219,826
All Other Fees (4)	1,481	1,586
Total Fees	$1,610,475	$3,221,412

(1)

Audit Fees – consists of fees billed for professional services performed by PricewaterhouseCoopers for the audit of the Company’s annual financial statements, review and audit of internal controls to ascertain compliance with the Sarbanes-Oxley Act, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Fees totaling $465,380 associated with preparation for compliance with the Sarbanes-Oxley Act were included with “Audit-Related Fees” in fiscal year 2004.

(2)

Audit-Related Fees – includes fees for assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services principally include work in connection with the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP.

(3)	Tax Fees – principally relate to professional services provided by PricewaterhouseCoopers for tax return preparation/review, tax audit assistance and tax advice and planning.
(4)	All Other Fees – represents an annual license fee paid to PricewaterhouseCoopers for access to its online database of financial reporting and accounting literature.

Compensation Committee

The Compensation Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website at www.watsonwyatt.com under “Investor Relations.” A copy may be obtained upon request, addressed to the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203. The Compensation Committee oversees executive compensation policies, including the compensation of the Chief Executive Officer (CEO), and oversees administration of the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees, the Watson Wyatt Performance Share Bonus Incentive Program and the 2000 Long-Term Incentive Plan. The board has delegated to the Compensation Committee matters associated with succession planning for the CEO. The Compensation Committee currently is composed of John J. Gabarro, Linda D. Rabbitt, Gilbert T. Ray (Chair) and John B. Shoven, all independent directors, and all of whom meet the independence requirements of the New York Stock Exchange’s listing standards. The Compensation Committee held two meetings during fiscal year 2005.

Nominating and Governance Committee

The Nominating and Governance Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website, located at www.watsonwyatt.com under “Investor Relations,” or may be obtained upon request, addressed to the Secretary of the Company at 901 N. Glebe Road, Arlington, Virginia 22203. The Nominating and Governance Committee provides assistance to the board of directors of the Company in fulfilling its responsibilities by identifying individuals qualified to become directors and approving the nomination of candidates for all directorships to be filled by the board of directors or by the stockholders of the Company; identifying directors qualified to serve on the committees established by the board of directors and recommending to the board of directors members for each committee to be filled by the board of directors; maintaining and reviewing the Corporate Governance Guidelines; and otherwise taking a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee currently is composed of R. Michael McCullough (Chair), Linda D. Rabbitt, John B. Shoven and John C. Wright, all independent directors, and all of whom meet the independence requirements of the New York Stock Exchange’s listing standards. The Nominating and Governance Committee held four meetings during fiscal year 2005.

Members of these committees may change after this Annual Meeting.

OPERATION OF THE BOARD

Board Meetings

The board of directors conducted ten meetings during fiscal year 2005. All directors attended 75% or more of the meetings of the board and the committees on which they served. None of the current directors who are employed by the Company are compensated separately for his or her services as a director or as a member of any committee of the board. The Amended and Restated Bylaws of the Company allow directors who are not active associates to receive compensation for their services on the board.

Director Compensation

In fiscal year 2005, under the Outside Directors’ Plan, outside directors were paid a quarterly retainer of $11,250 plus $1,500 per day for board meetings; $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting); $2,000 per day for committee meetings if the outside director chaired that committee ($1,000 if held in conjunction with a board meeting); and $1,000 per day for other meetings. Telephone meetings of the Audit Committee were compensated at $1,000 per meeting; other telephone meetings of less than four hours duration were compensated at 40% of the applicable per day fee. In addition, under the Outside Directors’ Plan, each outside director was granted 1,000 shares of Watson Wyatt common stock, issued at the end of the fiscal year at the fiscal year-end share price for services performed during the preceding fiscal year. In fiscal year 2005, the fees paid to outside directors were paid in cash and in shares of Watson Wyatt common stock under the Outside Directors’ Plan.

The Company also maintains the Voluntary Deferred Compensation Plan for Non-Employee Directors to enable outside directors who hold 5,000 or more shares of the Company’s common stock, at their election, to defer receipt of any or all of their director’s fees until they are no longer serving as directors of the Company.

For fiscal 2006, the board revised the Outside Directors’ Plan, as a result of which: (1) outside directors of the Company will continue to be paid a quarterly retainer of $11,250 plus $1,500 per day for board meetings; (2) the fee for regular committee meetings will be $1,000 per day for Compensation or Nominating and Governance Committee meetings and $2,000 per day for Audit Committee meetings; (3) the compensation for telephone meetings of less than four hours duration will be 50% of the applicable per day fee; (4) the fee for other meetings will remain at $1,000 per day; (5) the Chairs of the Audit, Compensation, and Nominating and Governance Committees will receive a new annual retainer of $15,000, $10,000, and $5,000, respectively, and committee chairs will no longer receive $2,000 per day for committee meetings; and (6) the Presiding Director will receive an annual retainer of $10,000. Outside directors will initially be paid in a combination of cash and the Company’s common stock, at the end of each calendar quarter (at the completed quarter-end share price) for services during the preceding quarter. Directors may elect to be paid through any combination of cash, deferral of cash under the Company’s Voluntary Deferred Compensation Plan for Non-Employee Directors, and/or shares of the Company’s common stock. In addition, under the Outside Directors’ Plan, as amended by the board, outside directors will receive shares with a grant date market value of $45,000 at the end of each fiscal year for services performed during the preceding fiscal year. The shares will vest immediately at grant, and directors may elect to receive the shares at the end of each fiscal year or in deferred stock units payable in shares upon termination of board service.

Director Independence

The board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the New York Stock Exchange. The board committee structure includes an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each consisting entirely of independent directors.

In determining independence, each year the board affirmatively determines whether directors have any material relationship with the Company. When assessing the materiality of a director’s relationship with the Company, the board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, if any, provided to or by such persons or organizations, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. A director will not be considered independent if:

(1) the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

(2) the director, or a member of the director’s immediate family, is receiving or has in the past three years received direct compensation from the Company in excess of $100,000 per year, other than compensation for board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company;

(3) the director, or a member of the director’s immediate family, is or in the past three years has been an executive officer of another company where any of the Company’s present executives at the same time serves or served on the compensation committee;

(4) the director or an immediate family member is a current partner of the Company’s internal or outside auditor; the director is a current employee of the internal or outside auditor; the director has an immediate family member who is a current employee of the internal or outside auditor and who participates in the auditor’s audit, assurance or tax compliance practice; or the director or an immediate family member was within the past three years a partner or employee of the internal or outside auditor and personally worked on the Company’s audit; or

(5) the director is an executive officer or employee, or a member of the director’s immediate family is an executive officer, of another company that has made payments to or received payments from the Company for property or services in an amount that, in any of the past three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

For these purposes, an “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

Applying these standards, the board has determined that the following directors are independent: John J. Gabarro, R. Michael McCullough, Linda D. Rabbitt, Gilbert T. Ray, John B. Shoven and John C. Wright.

Meetings of Non-Employee Directors

The independent directors met without any management directors or employees present one time last year to discuss board policies, processes and practices. The Presiding Director, who is also the chair of the Nominating and Governance Committee, chaired this meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company concerning the shares of Class A common stock beneficially owned, as of September 28, 2005, by (i) the directors during the last fiscal year and nominees for director of the Company; (ii) the executive officers named in the Summary Compensation Table herein under “Executive Compensation;” and (iii) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the table below, the Company believes that the beneficial owners of the common stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

	Number of Outstanding Shares Beneficially Owned on September 28, 2005

Name of Beneficial Owner (a)	Number and Class		Percent of Class (b)
	Class A	Class A (Options) (c)	Class A
John J. Haley	230,524	29,487(d)	*%
Alan K. Whalley(e)	127,319	0	*
Ira T. Kay	64,186	1,536	*
Gene H. Wickes	48,642	5,200	*
Carl D. Mautz	33,606	2,080	*
John J. Gabarro	23,197	1,000	*
R. Michael McCullough	7,000	1,000	*
Chandrasekhar Ramamurthy(e)	211,092	0	*
Gilbert T. Ray	6,001	200	*
Paul N. Thornton(e)	210,130	0	*
Linda D. Rabbitt	6,164	0	*
John B. Shoven	6,964	0	*
John C. Wright	8,518	0	*
All directors and executive officers as a group: 22	1,689,815	64,444	4%

__________________________

(a)	Unless noted otherwise, the address for each of the beneficial owners identified in this table is Watson Wyatt & Company Holdings, 901 N. Glebe Road, Arlington, Virginia 22203.
(b)	Beneficial ownership of 1% or less of all of the outstanding common stock is indicated with an asterisk (*).
(c)	Options granted under the 2000 Long-Term Incentive Plan that are exercisable on or within 60 days after September 28, 2005.
(d)	Ownership includes 14,252 in deferred stock units.
(e)

Messrs. Ramamurthy, Thornton and Whalley are voting members of Ringley House LLP, formerly known as Watson Wyatt LLP. The beneficial ownership figures above do not include 102,500 shares held by Ringley House LLP, in which Messrs. Ramamurthy, Thornton and Whalley may be deemed to share beneficial ownership by virtue of their status as voting members. Those shares were retained by Ringley House LLP following the transaction with the Company that is described below under “Certain Relationships and Related-Party Transactions.” Under the plan of distribution adopted in connection with the transaction, the shares retained by Ringley House LLP will not be distributed to the voting members. Messrs. Brook, Dow and Urwin, who are executive officers of the Company, are also voting members of Ringley House LLP.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS

OF THE COMPANY

Walter W. Bardenwerper (age 54) has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992.  Mr. Bardenwerper was a director of Watson Wyatt & Company from 1992 to 1997.  He is also a director of Professional Consultants Insurance Company.  Mr. Bardenwerper was previously an attorney with Cadwalader, Wickersham & Taft and Assistant General Counsel and Secretary of Satellite Business Systems.  He has a B.A. with Honors in Economics from the University of Virginia and a J.D. from the University of Virginia Law School.

Philip G.H. Brook (age 49) has served as Vice President and Global Practice Director, Insurance & Financial Services since the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in July 2005. Mr. Brook joined Watson Wyatt LLP in 1991 and was a member of Watson Wyatt LLP from 1992 to 2005. Mr. Brook was previously Global Head of Watson Wyatt LLP Insurance & Financial Services practice comprising around 300 associates in 14 countries across Europe, Asia and the United States. He is also the account manager for a number of Watson Wyatt LLP multinational financial services clients and has held management positions with the Insurance & Financial Services practice and the wider firm for a number of years. Prior to joining Watson Wyatt LLP, Mr. Brook worked for M&G Re for 12 years where he qualified as a Fellow of the Institute of Actuaries in 1984. During his career at Watson Wyatt, Mr. Brook has worked on a wide range of international insurance projects, many of which have been merger or acquisition transactions or projects of a financial management nature. Mr. Brook holds an honours degree in Mathematics from Cambridge University.

David M.E. Dow (age 46) has served as Vice President and Global Practice Director, Benefits Administration Solutions and Technology Solutions since the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in July 2005. He qualified as a chartered accountant in 1983 and joined The Wyatt Company in 1988. Prior to that, he trained with KPMG and was a consultant at Schroders. Mr. Dow was appointed Managing Director of Wyatt Financial Services Ltd shortly after joining The Wyatt Company. Following establishment of the global Watson Wyatt Worldwide alliance in 1995, Mr. Dow became a member in Watson Wyatt LLP and headed the Financial Services Group through a period of significant diversification and growth. In 1998, Mr. Dow took on responsibility for what was then Watson Wyatt LLP’s Pensions Administration business, creating the Benefits Administration Solutions practice. Mr. Dow’s track record has been in reorganizing and leading businesses to deliver quality improvement and profitable growth. Mr. Dow has held partnership board and Finance Committee roles within Watson Wyatt LLP as well as leading both consulting and operations practices for over 15 years.

James A. Gargiulo (age 46) has served as Vice President, Human Resources since 1999. Prior to that, Mr. Gargiulo was an Account Manager in the U.S. Region (East). Prior to joining Watson Wyatt in 1997, he was the Regional Director for the Compensation practice at Aon Corporation, an insurance and consulting organization, and has held various human resources positions for the investment banking firm of Salomon Brothers, The Gap, and Banque Paribas. Mr. Gargiulo has a B.A. in Business Administration from Bernard Baruch College in New York.

Michel L. Guay (age 57) has served as Vice President and Regional Manager (Canada) since 2004, and has been with Watson Wyatt since 1996, most recently as Managing Consultant of its Eastern Canada market, working out of the Montreal office. In addition to being responsible for the management of Watson Wyatt’s Eastern Canadian market, Mr. Guay provided services to national and international clients. Before joining Watson Wyatt, Mr. Guay was a partner in a major Canadian actuarial consulting firm where he worked from 1982 to 1996. He has been a Fellow of the Society of Actuaries since 1986 and a Fellow of the Canadian Institute of Actuaries since 1987. Mr. Guay graduated from McGill University in 1970 with a B.Sc. in Mathematics.

Jeffrey J. Held (age 51) has served as a Vice President since 2002 and as Global Information Officer since 2005. Mr. Held joined Watson Wyatt in 2001 as Chief Technology Officer. Prior to joining Watson Wyatt, Mr. Held was a partner at Ernst & Young Consulting where he was Chief Technology Officer for the Americas consulting practice, and focused on providing technology solutions for the investment banking and securities sectors. Mr. Held received his B.S. and M.S. degrees in Electrical Engineering and Computer Science from MIT.

Chuly Lee (age 47) has served as Vice President and Regional Manager (Asia-Pacific) since 2002. Ms. Lee joined Watson Wyatt in 1993 and worked in the Hong Kong office, developing new business with Korean and other multinational clients in the region. From 1994 to 1999, she was the Managing Director of Watson Wyatt’s Seoul, South Korea office. From September 1999 until 2002, Ms. Lee worked in Watson Wyatt’s New York office as a Regional Practice Director for the International Practice. Prior to joining Watson Wyatt, Ms. Lee worked in London as a consultant and as a university researcher and lecturer from 1984 to 1992. Ms. Lee holds a doctorate in Psychology from the University of London (Institute of Psychiatry, Post Graduate Medical School).

Carl D. Mautz (age 58) has served as Vice President and Chief Financial Officer since 1999 and previously served as Controller from 1997 to 1999. Prior to joining Watson Wyatt in 1997, Mr. Mautz served as the Controller for Tactical Defense Systems, Loral Corporation, which merged into defense contractor Lockheed Martin Corporation. From 1990 to 1994, Mr. Mautz held operating and corporate finance positions at the computer firm Unisys Corporation and from 1972 to 1984 was a CPA with the accounting firm of KPMG Peat Marwick. Mr. Mautz has a B.S. and an M.A.S. in Accounting from the University of Illinois.

Peter E. Mills (age 47) has served as Vice President and Regional Manager (Latin America) since 2005, and has been with Watson Wyatt since 1988, most recently as Watson Wyatt’s Latin America Region Retirement Practice Leader. Before that, Mr. Mills was a Senior Consultant for Watson Wyatt in its Latin America and Caribbean region. He worked as a project manager and account manager, and consulted for clients throughout the region. Mr. Mills has over 20 years of professional experience. He graduated from the University of Connecticut in 1980 with a BS degree in Mathematics and is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries, and an Enrolled Actuary.

Paul E. Platten (age 52) has been Vice President and Global Practice Director of the Human Capital Group since 2005, and was most recently the Managing Consultant for the Boston, Massachusetts office of Watson Wyatt Worldwide. He joined the firm in June 2000 as the National Practice Leader of Strategic Rewards, specializing in executive compensation and strategic human resource issues. Mr. Platten has spent more than 20 years working with organizations to develop pay and performance programs that effectively link with strategic goals and cultural values. Prior to joining Watson Wyatt, Mr. Platten was the principal in charge of the PricewaterhouseCoopers LLP Boston Global HR Solutions practice. For 15 years prior to joining PricewaterhouseCoopers, Mr. Platten was part of the Hay Group as Vice President and Managing Director of Eastern Operations. Mr. Platten is a frequent lecturer at the American Bar Association and World at Work. He is co-author of the book People, Performance and Pay, which has been translated into three languages. Mr. Platten holds a B.S. degree in psychology from Boston College and a Ph.D. degree in industrial and organizational psychology from New York University.

Roger C. Urwin (age 51) has served as Vice President and Global Practice Director, Investment Consulting since the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in July 2005. Mr. Urwin joined Watson Wyatt LLP as a member in 1989 to head up the Investment Consulting practice. Prior to joining Watson Wyatt LLP, Mr. Urwin worked as an investment consultant for Bacon and Woodrow and headed William Mercer’s investment practice before joining Gartmore Investment Management in 1987, where he was responsible for business development and quantitative investment. Mr. Urwin has wide experience in investment matters having been both on the investment management and consulting side. Mr. Urwin has responsibility for a number of Watson Wyatt’s major investment clients both in the UK and internationally, advising them on all investment issues. Mr. Urwin was Global Head of Investment Consulting for Watson Wyatt LLP from 1995 to 2005. Mr. Urwin is the author of a number of papers on asset allocation policy and manager selection. He is on the board of INQUIRE (the Institute for Quantitative Investment Research) and the Editorial Board of MSCI (Morgan Stanley Capital International). Mr. Urwin has an MA in Mathematics and an M.Sc in applied Statistics, both from Oxford University.

Alan Keith Whalley (age 49) has served as Regional Manager (U.S.) since 2004, as Vice President since 2005 and was previously the Managing Partner of Watson Wyatt LLP. In that role he was a member of Watson Wyatt LLP’s Partnership Board and chairman of the Euro Matrix Group, Watson Wyatt LLP’s executive management committee. Mr. Whalley joined Watson Wyatt LLP in 1977. He is a consulting actuary primarily in the retirement field, where he specializes in consulting for large companies. Mr. Whalley established Watson Wyatt LLP’s Manchester office in 1985, followed by its Leeds office in 1990. Prior to his appointment as Managing Partner of Watson Wyatt LLP in 1999, he was head of the UK benefits practice from 1995. He has served as member of the CBI Council for the Yorkshire and the Humber Region and as chairman of the Yorkshire Group of the National Association of Pension Funds. He is a Fellow of the Institute of Actuaries and a Fellow of the Pensions Management Institute. Mr. Whalley holds an MA in Mathematics from University College, Oxford.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to John J. Haley, the President and Chief Executive Officer, and to the four other executive officers who for fiscal 2005 were the most highly compensated executives of the Company.

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(a)	All Other Compensation ($) (e)

John J. Haley	2005	$733,502	$742,000(c)	$36,784
President, Chief	2004	710,606	464,105	25,483
Executive Officer, Chairman of the Board and Director	2003	695,300	400,000	59,578
Alan K. Whalley	2005	510,000	930,709 (b)	0
Vice President and	2004	85,000	234,142	0
Regional Manager (U.S.)	2003	0	0	0
Ira T. Kay	2005	490,000	325,000	50,133
Global Practice	2004	488,750	275,000	44,151
Director for Executive Compensation and Director of the U.S.	2003	483,750	275,000	67,404
Compensation
Practice
Gene H. Wickes	2005	473,750	375,000(c)	17,043
Vice President,	2004	363,750	235,000(d)	26,114
Global Director of the Benefits Practice and Director	2003	336,250	212,500	37,933
Carl D. Mautz	2005	432,500	245,000(c)	3,669
Vice President and	2004	408,750	235,000	1,905
Chief Financial Officer	2003	351,250	225,000	18,554

(a)          25% of each annual fiscal year end bonus for fiscal years 2003, 2004 and 2005 was delivered in the form of stock under the 2001 Deferred Stock Unit Plan for Selected Employees. All deferred stock units were fully vested upon issuance.

(b)         The amount shown for Mr. Whalley for fiscal year 2005 under the bonus column consists of an annual fiscal year-end bonus of $125,000 awarded under the bonus program applicable to all bonus-eligible associates, plus $805,709 payable to Mr. Whalley ($234,142 for fiscal year 2004) as a result of his agreement to transfer to the Company. The amounts were designed to compensate Mr. Whalley for payments he otherwise would have received from Watson Wyatt LLP.

(c)         Consists of annual fiscal year-end bonus and for Messrs. Haley, Wickes and Mautz, a special bonus related to the Company’s acquisition of assets and assumption of certain liabilities of Watson Wyatt LLP in 2005, in the amounts of $150,000, $50,000 and $15,000 respectively.

(d)         Mr. Wickes’ bonus for fiscal year 2004 was computed based on a new base salary when he became the Retirement Practice Director in April 2004.

(e)          “All Other Compensation” for fiscal year 2005 consists of the following amounts: (1) Interest earned in fiscal year 2005 on previous Company matching contributions made to a non-qualified savings plan; and (2) payment for the annual cash out of excess unused paid time off (all associates are subject to the same paid time off limits).

	All Other Compensation Components for Fiscal Year 2005
Name	e(1)	e(2)	Total
Haley	$9,746	$27,038	$36,784
Whalley	0	0	0
Kay	6,787	43,346	50,133
Wickes	4,639	12,404	17,043
Mautz	3,669	0	3,669

Option Grants in Fiscal Year 2005

Under the 2000 Long-Term Incentive Plan, each associate was granted options in October 2000 (at the time of the IPO) to purchase stock valued at 40% of his or her target bonus amount, subject to a minimum grant of 100 options. The Company’s executive officers and directors were granted options at that time using the same formula. These options expire after seven years (October 2007), subject to early termination in specified circumstances, and vest in five equal annual installments over a period of five years. The last installment of options vested on October 10, 2005. The Company did not grant any options under the 2000 Long-Term Incentive Plan to the named executive officers in fiscal year 2005. The Company does not currently intend to issue further stock options under the 2000 Long-Term Incentive Plan.

Aggregated Option Exercises and Fiscal Year 2005 Year-End Option Values

The following table sets forth information concerning option exercises in fiscal year 2005 and the number and value of unexercised options held by the named executive officers at fiscal year 2005 year-end. The value of unexercised in-the-money options held at fiscal year 2005 year-end represents the pre-tax total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2005 year-end, and is determined by multiplying the number of shares of common stock underlying the options by the difference between $25.63, which was the closing price per share of the Company’s common stock on the New York Stock Exchange on June 30, 2005 (the last trading day of fiscal year 2005), and the applicable per share option exercise price, which is $12.50. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Securities Unexercised Options As of June 30, 2005 (#)		Value of Unexercised In-the-Money Options as of June 30, 2005 ($)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Haley	0	0	12,188	3,047	$160,028	$40,007
Whalley	0	0	0	0	0	0
Kay	0	0	6,144	1,536	80,671	20,168
Wickes	0	0	4,160	1,040	54,621	13,655
Mautz	0	0	1,040	1,040	13,655	13,655

Long-Term Incentive Plan – Grants In Last Fiscal Year

The following table sets forth the threshold, target and maximum number of shares that may be issued to the named executive officers pursuant to deferred stock units granted in the last fiscal year under the Company’s Performance Share Bonus Incentive Program.

Name	Performance Period Until Payout	Estimated Future Payouts
		Threshold	Target	Maximum

Haley	7/1/04 – 6/30/07	12,495	41,651	70,807
Whalley	7/1/04 – 6/30/07	2,691	8,970	15,249
Kay	7/1/04 – 6/30/07	1,939	6,464	10,989
Wickes	7/1/04 – 6/30/07	2,533	8,443	14,353
Mautz	7/1/04 – 6/30/07	2,295	7,651	13,007

In November 2004, the board of directors upon recommendation by the Compensation Committee approved the establishment of and grants under a new long-term bonus arrangement called the Performance Share Bonus Incentive Program (the “SBI Program”). The SBI Program is a long-term stock bonus arrangement for senior executives of the Company and its affiliates. Incentives under the SBI Program are provided through grants of deferred stock units pursuant to the Company’s 2001 Deferred Stock Unit Plan for Selected Employees. Grants of deferred stock units are based on the value of the cash portion of the eligible participant’s fiscal year-end bonus target and a multiplier, which is then converted into a target number of deferred stock units based upon the Company’s stock price as of the fiscal year-end prior to grant. Participants may vest in between zero and 170% of the target number of deferred stock units, with a threshold vesting level set at 30% of target, based on the extent to which financial and strategic performance metrics are achieved over a three fiscal year period. For the fiscal 2005 through 2007 performance period, the vesting criteria are based upon earnings per share growth, market penetration and cross-selling ratios. The Compensation Committee retained discretion to adjust the performance criteria to the extent it determines appropriate.

Participants forfeit grants upon termination of employment for reasons other than death, disability or retirement; the Committee may authorize pro rata payouts in the case of death, disability or retirement. Upon a change of control, the Compensation Committee may make appropriate adjustments to the grants or may accelerate vesting or provide for a cash payment in lieu thereof.

Securities Authorized for Issuance Under Equity Compensation Plans

Our equity compensation plans include the 2000 Long-Term Incentive Plan, which provides for the granting of nonqualified stock options and stock appreciation rights, the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees and the Outside Directors’ Plan.  We have not since March 2002 granted stock options under the 2000 Long-Term Incentive Plan. We grant deferred stock units to certain senior associates through the Performance Share Bonus Incentive Program and as a part of annual discretionary compensation under the 2001 Deferred Stock Unit Plan.  All deferred stock units issued as a part of annual discretionary compensation were fully vested upon issuance.  All of our equity compensation plans have been approved by stockholders.

The following chart gives aggregate information regarding outstanding grants and securities authorized for issuance under all of the Company’s equity compensation plans as of June 30, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by stockholders	942,346(a)	$13.49(a)	4,360,428(b)

Total	942,346	$13.49	4,360,428

(a) Includes 8,695 deferred stock units that have not been paid out in stock at the election of the recipient. Also includes 82,941 deferred stock units subject to awards under the Performance Share Bonus Incentive Program although the actual number of shares issued under that program may be more or less than such number, as described above under “Long-Term Incentive Plan – Awards In Last Fiscal Year”. These rights have no exercise price and therefore are not reflected in the calculation of the weighted average exercise price of outstanding options.

(b) Includes 2,548,915 shares remaining available for future issuance under the 2000 Long-Term Incentive Plan, 942,683 shares under the 2001 Employee Stock Purchase Plan, 912,082 shares under the 2001 Deferred Stock Unit Plan for Selected Employees and 39,689 shares under the Outside Directors’ Plan.

Defined Benefit Plans

The following table sets forth the estimated annual benefits payable on a single life annuity basis (excluding Social Security) under the Company’s qualified pension plan and non-qualified excess pension plans to a U.S. associate who qualifies for normal retirement in 2005 and is grandfathered under the plan pursuant to amendments adopted effective July 1, 2003 (as described further below) with the specified average compensation equal to the average of the highest 36 consecutive months of compensation prior to retirement and the specified years of continuous service:

Annual Benefit Amounts1

Average Annual Compensation for 36 Consecutive Months with the Highest Average	Years of Continuous Service
Preceding Retirement[2]	10	15	20	25
$200,000	$40,052	$60,078	$80,104	$100,130
300,000	61,052	91,578	122,104	152,630
400,000	82,052	123,078	164,104	205,130
500,000	103,052	154,578	206,104	257,630
600,000	124,052	186,078	248,104	310,130
700,000	145,052	217,578	290,104	362,630
800,000	166,052	249,078	332,104	415,130
900,000	187,052	280,578	374,104	467,630
1,000,000	208,052	312,078	416,104	520,130
1,100,000	229,052	343,578	458,104	572,630
1,200,000	250,052	375,078	500,104	625,130
1,300,000	271,052	406,578	542,104	677,630
1,400,000	292,052	438,078	584,104	730,130
1,500,000	313,052	469,578	626,104	782,630

[1]

The annual benefit at normal retirement (age 65) under the qualified plan is equal to 1.7% times the associate’s average compensation for the 36 consecutive months with the highest compensation plus 0.4% times the associate’s average compensation for the 36 consecutive months with the highest compensation that exceeds Social Security Covered Compensation, all times the number of completed years and months of continuous service up to 25 years.

[2]

As required by Section 415 of the Internal Revenue Code (IRC), qualified plan payments may not provide annual benefits exceeding a maximum amount, currently $170,000. For those associates who are covered under the excess plans, amounts above this maximum will be paid under the terms of the excess plans, up to the amounts shown in the table above. Pursuant to Section 401(a)(17) of the IRC, annual compensation in excess of $210,000 cannot be taken into account in determining qualified plan benefits.

The following changes were made to the qualified pension plan and non-qualified excess pension plans effective July 1, 2003:

•

The five-year certain and life normal form of payment was changed to a single life annuity. After July 1, 2003, the benefit of an associate will be actuarially reduced if the associate elects the five-year certain and life annuity.

•	The period used to determine average annual compensation was changed from 36 consecutive months to 60 consecutive months.
•	Early retirement upon attainment of age 50 with 10 years of continuous service has been eliminated. Early retirement upon attainment of age 55 with 5 years of continuous service remains in effect.

•

The reduction for early retirement has been changed. An associate’s benefit will be reduced by 8% per year for the first four years and 6% for years in excess of four that the associate’s benefit commences before age 62. Before the change, an associate’s benefit was reduced 5% per year for commencement prior to age 60.

Under a grandfathering rule, all of the plan provisions in effect on June 30, 2003 except for the normal form of payment will remain in effect for five years for associates who were actively employed on that date. Associates who retired or terminated employment on or before June 30, 2003, and associates hired on or after July 1, 2003, are not eligible for the grandfathering.

The years of continuous service for the associates named in the Summary Compensation Table as of June 30, 2005 are: Mr. Haley – 28.17 years; Mr. Whalley – 1.17 years; Mr. Kay – 11.58 years; Mr. Wickes – 8.50 years; and Mr. Mautz – 8.33 years. Benefits are based solely on salary and annual fiscal year-end bonuses as reported for the “Salary” and “Bonus” columns of the Summary Compensation Table, excluding the special bonuses to Messrs. Haley, Wickes and Mautz, and the $805,709 amount paid to Mr. Whalley.

Other Pension Plans. The Company also has other pension plans that have been established in various countries for the benefit of eligible associates in those jurisdictions.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee for fiscal year 2005 were Gilbert T. Ray (Chair), John J. Gabarro, Linda D. Rabbitt and John B. Shoven. All are independent directors of the Company. No interlocking relationship exists between the Company’s board of directors or our Compensation Committee and any member of any other company’s board of directors or their compensation committee, nor has any interlocking relationship existed in the past.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee was comprised of four independent directors in fiscal year 2005. The Compensation Committee oversees executive compensation policies, including the compensation of the Chief Executive Officer (CEO), the 2001 Employee Stock Purchase Plan, the 2001 Deferred Stock Unit Plan for Selected Employees (under which deferred stock units are issued in connection with the payment of 25% of annual bonuses and as part of the Performance Share Bonus Incentive Program) and the 2000 Long-Term Incentive Plan. The Compensation Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website located at www.watsonwyatt.com under “Investor Relations.”

Compensation Philosophy

The Company’s compensation philosophy is applied to all associates, including executive officers. The compensation program takes into consideration the Company’s business strategy and market conditions. Specifically, the compensation program has been designed to:

1.	Attract, motivate and retain the most highly qualified and capable associates by providing competitive compensation based on individual and Company performance;

2.	Align associate compensation with the Company’s overall business strategies and values.

3.	Focus management on maximizing stockholder value;

4.	Provide competitive base compensation, supplemented with variable compensation based on individual achievement of annual and long-term results;

5.	Foster an ownership mentality among associates and reward their focus on long-term objectives;

6.	Compensate associates fairly on a global basis, relative to other associates and the market; and

7.	Provide compensation that reflects the Company’s performance, relative to its key competitors.

The Committee periodically reviews data on executive compensation to determine key market considerations and competitive positioning. In making its determinations, the Committee relies on publicly available information, commissioned survey data and its knowledge of the market for key executives.

Base and Bonus Compensation

For the fiscal year ending June 30, 2005, the compensation of the Company’s executive officers and all other bonus-eligible associates was comprised primarily of two elements: base salary and fiscal year-end bonus.

The Company’s compensation program establishes target bonuses for all bonus-eligible associates, based on their position in the Company and base salary. Funding for the bonus pool is based on the Company’s fiscal year-end net operating income and may be greater than or less than total target bonuses. Individual bonus awards are at each manager’s discretion and are based on the manager’s assessment of the associate’s achievement of stated goals and support of Company values. The company bonus pool for 2005 was funded at 68% of target.

The CEO made recommendations to the Committee with respect to salary and bonus compensation for the Company’s executive officers. With respect to salary for the CEO’s direct reports and other executive officers, the decisions were based on each associate’s experience, competencies, expected level of responsibility in the coming year, external market value and internal equity. Decisions with respect to bonus compensation for the CEO’s direct reports were based on the CEO’s evaluation of the Company’s overall financial performance, business unit financial performance and individual achievement of other business objectives.

The CEO’s recommendations were approved by the Committee and the board.

Stock Programs

The Company’s long-term compensation plans are designed to recognize the individual’s past, present and potential future contributions.

The Company believes that stock ownership aligns associate financial interest with those of other stockholders and the Company. During fiscal year 2005, the Company refined its guidelines of stock ownership for all associates, including the Company’s executives. These guidelines specify the minimum amount of Watson Wyatt stock that an associate should accumulate over ten or more years of employment with Watson Wyatt. These ownership levels are expressed as a percentage of base salary. While these guidelines are not a condition of employment, meeting and maintaining them is required for all executive officers.

Stock Options

In connection with the IPO in October 2000, the Company implemented the 2000 Long-Term Incentive Plan, under which it may grant stock options. In October 2000, executive officers and other eligible associates were granted options to purchase the Company’s common stock pursuant to this plan, based on a formula related to their target bonus amounts. There were no grants of options under the plan in fiscal year 2005, and the Company does not currently intend to issue any further stock options under the 2000 Long-Term Incentive Plan.

Stock Purchase Plan

The Company revised the 2001 Employee Stock Purchase Plan during fiscal year 2005. Changes included a reduction in the discount of share price (from 15% to 5%), elimination of the look-back feature, expanding the frequency of offering periods (from quarterly to monthly), and permitting participants to purchase shares on an undiscounted basis once the IRS limit has been reached. The discount was reduced so that the Company could avoid being required to record a compensation expense under the guidelines of Financial Accounting Standard 123(R), which was made effective for the Company as of the beginning of fiscal year 2006.

The 2001 Employee Stock Purchase Plan (or a comparable foreign plan) is available to all associates, and as of June 30, 2005, approximately 26% of eligible Company associates participate in this plan.

Deferred Stock Unit Plan

In September 2002, the Company issued its first grants under its 2001 Deferred Stock Unit Plan for Selected Employees. Since that date, senior associates of the Company, including the CEO and executive officers (approximately 257 in 2005), were granted deferred stock units in lieu of 25% of their discretionary bonus. Such deferred stock units were fully vested upon grant.

During fiscal year 2005, the Committee made additional long-term incentive grants pursuant to this Plan under its Performance Share Bonus Incentive Program. These grants were made in the form of deferred stock units and are designed to (i) strengthen incentives and align behaviors for senior executives to grow the business consistent with the strategic goals of the Company, (ii) strengthen retention impact of total compensation of senior executives, and (iii) address competitive deficiency in long-term incentives for senior executives. Grants of deferred stock units are based on the value of the cash portion of the eligible participant’s fiscal year-end bonus target and a multiplier, which is then converted into a target number of deferred stock units based upon the Company’s stock price as of the fiscal year-end prior to grant. Participants may vest in between zero and 170% of the target number of deferred stock units, with a threshold vesting level set at 30% of target, based on the extent to which financial and strategic performance metrics are achieved over a three fiscal year period.

There are two types of performance metrics:

1.	Financial metric

2.	Strategic metrics

For the fiscal 2005 through 2007 performance period, the financial metric is based upon earnings per share growth. The purpose of the financial metric is to ensure that the Company is meeting fundamental business objectives while striving to achieve its strategic business plan goals. The strategic metrics are drawn from those used to determine Company performance in a way that is consistent with the Company’s Horizon business plan strategy. For the awards granted in fiscal 2005, the two strategic metrics were target market penetration and cross-selling ratios, which are two of the factors included as part of the Company’s strategic plan. In order for any of the deferred stock units granted under this program for the 2005 through 2007 performance period to vest, a threshold level of achievement under each performance criteria must be obtained, and additional deferred stock units will vest to the extent that performance is above the threshold levels. In order to be able to address unanticipated events, the Compensation Committee retains discretion to adjust the performance criteria to the extent it determines appropriate.

Compensation of the Chief Executive Officer

Mr. Haley’s annual base salary for fiscal year 2005 was $733,502, an increase of $22,896, or 3.2% over his fiscal year 2004 base salary of $710,606. Effective October 1, 2005, Mr. Haley’s annual base salary was adjusted to $800,000, or 9.1% over his fiscal year 2005 base salary.

Mr. Haley’s fiscal year 2005 bonus was approved by the board of directors based on the recommendations of the Compensation Committee. The Committee recommended, and the board approved, a bonus equal to 80% ($592,000) of Mr. Haley’s target bonus, plus an additional award of $150,000. The additional bonus related to Mr. Haley’s leadership in the Company’s successful acquisition of the Watson Wyatt LLP business. Following are some of the factors that were taken into account in determining Mr. Haley’s base salary and bonus:

1.	Success in meeting the fiscal year 2005 financial plan;

2.	Effective representation of the Company with investors;

3.	Establishment and support of strategic direction and long-term goals of the Company;

4.

Successful implementation of the Horizon strategy. Horizon is Watson Wyatt’s strategic plan for attaining its vision of market leadership in the human capital consulting profession. These factors take into account our market share gains, the prioritization and allocation of our financial investments and resources based on contribution to market leadership, effectiveness in enhancing our organizational structure and the achievement of strategic acquisitions.

5.	Promotion of global success of the Watson Wyatt Worldwide alliance, consistent with the Company’s strategic objectives and business goals;

6.	Success in meeting financial goals of the Company in Asia-Pacific, Canada and Latin America;

7.	Development of potential successors;

8.	Monitoring and championing the Diversity Program;

9.	Effective leadership of the Watson Wyatt Holdings board meetings;

10.	Success in ensuring senior management is operating in an organized and effective manner;

11.	Effective communication with associates and senior management concerning strategy and goals;

12.	Effective and timely communication with the board concerning developments, strategy and goals.

In summary, in establishing the base and bonus compensation for the CEO, the Committee took into consideration the specific factors listed above, and the quantitative and qualitative factors mentioned in the Base and Bonus Compensation section above.

Deductibility of Executive Compensation

In order to address the deductibility for federal income tax purposes of compensation paid to executive officers, the Company has maintained a Senior Officers Deferred Compensation Plan under which executives subject to Section 162(m) would defer compensation in excess of $1.0 million. All taxable compensation otherwise payable in a year in excess of $1.0 million for such executives has been deferred for all fiscal years through 2005. Under Proposal No. 2, the Company is seeking stockholder approval for a new plan under which bonuses may qualify as “performance-based compensation” that is not counted toward the $1.0 million limitation on deductibility of compensation. In addition, deferred stock units that vest under the Performance Share Bonus Incentive Program are subject to the deductibility limitations under Section 162(m), which allows the Compensation Committee to monitor the continued appropriateness of performance goals established under that arrangement. Accordingly, unless voluntarily deferred by an executive officer, deferred stock units that vest under the Performance Share Bonus Incentive Program will not be deductible to the extent, if any, that their value causes any such executive’s compensation for a year to exceed $1.0 million.

Submitted by the Watson Wyatt & Company Holdings Compensation Committee:

Gilbert T. Ray – Chair

John J. Gabarro

Linda D. Rabbitt

John B. Shoven

STOCKHOLDER RETURN GRAPH

The graph below depicts total cumulative stockholder return on $100 invested on June 30, 2000 in (1) Watson Wyatt & Company Holdings common stock, (2) an independently-compiled, industry peer group index comprised of the common stock of all publicly-traded companies within the management consulting services standard industrial classification code, and (3) the New York Stock Exchange Broad Market Index. The graph assumes reinvestment of dividends.

An independently-compiled, industry peer group index was utilized because financial information on the Company’s most direct competitors is not publicly available.

	2000	2001	2002	2003	2004	2005
Watson Wyatt & Company Holdings Common Stock (a)	100.00	599.49	621.03	594.36	685.25	666.55

Peer Group Index (b)	100.00	53.22	48.48	45.42	60.19	221.44

NYSE Broad Market Index	100.00	99.00	86.85	86.67	103.83	114.10

(a)   Prior to fiscal year 2001, the price of Watson Wyatt’s common stock was determined by a formula based on book value.

(b)   Companies included in the independently-compiled industry peer group index: Accenture Ltd.; Access Worldwide Communications Inc.; Bearing Point Inc.; Brandpartners Group Inc.; Comforce Corporation; Corporate Executive Board Company; Diamondcluster International Inc.; Exponent Inc.; First Consulting Group Inc.; FTI Consulting Inc.; Grem USA; Harris Interactive Inc.; Heidrick & Struggles International; Hewitt Associates Inc.; I-Trax.com Inc., Lehman T H & Co Inc.; Management Network Group Inc.; Orthodontix Inc.; Provant Inc.; Resources Connection Inc.; SM&A; Stonepath Group Inc.; Thomas Group Inc.; Ventiv Health Inc.; and Watson Wyatt & Company Holdings. Removals from the peer group since last year are Exult Inc., Global Business Markets Inc. and Superior Consultant Holdings Corporation since each of those companies were merged into or acquired by other companies. Grem USA was formerly known as Global Business Markets, Inc.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Watson Wyatt LLP

In 1995, The Wyatt Company, the Company’s predecessor company, entered into alliance agreements with R. Watson & Sons (which subsequently changed its name to Watson Wyatt Partners), a predecessor in business to Watson Wyatt LLP. In connection with this alliance, the Company held an interest in Watson Wyatt LLP. Pursuant to the alliance agreements, the Company and Watson Wyatt LLP jointly offered services under the Watson Wyatt Worldwide brand.

Effective as of July 31, 2005, the Company acquired the interest in the assets of Watson Wyatt LLP not owned pursuant to the alliance, and assumed certain liabilities of Watson Wyatt LLP. In addition to the assumption by the Company of certain liabilities of Watson Wyatt LLP, the consideration for the assets of Watson Wyatt LLP consisted of 9,090,571 shares of Class A common stock and £88.3 million in cash in pounds sterling. The Company may deliver up to an additional 1,950,000 shares of Class A common stock as acquisition consideration contingent upon the achievement of financial performance goals by Watson Wyatt LLP’s former business for the year ended June 30, 2007. The terms of the acquisition were determined on the basis of arm’s length negotiations. Upon consummation of the acquisition, the alliance arrangements generally were terminated, and Watson Wyatt LLP changed its name to Ringley House LLP.

Messrs. Brook, Dow, Ramamurthy, Thornton, Urwin and Whalley, each of whom is or upon consummation of the acquisition became an executive officer of the Company, were and remain voting members and members of the management of Watson Wyatt LLP/Ringley House LLP. Messrs. Ramamurthy and Thornton also serve as directors of the Company.

Immediately after the acquisition, Ringley House LLP transferred to its voting members, including Messrs. Brook, Dow, Ramamurthy, Thornton, Urwin and Whalley, stock and cash consideration received from the Company in the acquisition. As a condition to receiving shares of Class A common stock issued in the acquisition, each voting member, including Messrs. Brook, Dow, Ramamurthy, Thornton, Urwin and Whalley, agreed to contractual restrictions on the transfer of such shares.

Mr. Whalley has served as Regional Manager (U.S.) of the Company since May 1, 2004. During Mr. Whalley’s term of employment with the Company, he has received payments relating to his share of Watson Wyatt LLP partnership profits for the period preceding his employment with the Company. After consummation of the acquisition, Messrs. Brook, Dow, Ramamurthy, and Urwin became executives of the Company, and Mr. Ramamurthy became a director. Mr. Thornton was already a director of the Company before the consummation of the acquisition. Like Mr. Whalley, each has received or will receive payments relating to his share of Watson Wyatt LLP partnership profits for the period preceding his employment with the Company.

Each of Messrs. Brook, Dow, Ramamurthy, Thornton and Urwin entered into an employment agreement and a non-competition agreement with the Company or a subsidiary of the Company, effective at the time of the acquisition. Except for salary and benefits based on salary, the employment agreements in each case are on identical terms and are substantially identical to the employment agreements for other employees of the Company’s UK subsidiary. Compensation terms, including eligibility for a bonus and employee benefits, are the same as those provided to other associates at the same band level in the Company’s UK subsidiary. The employment agreements provide for payment of a base salary plus a target bonus of 50% of base salary. For the 2006 fiscal year, salary for Messrs. Ramamurthy and Thornton is £208,223 and £228,814, respectively. The agreements also provide for additional payments of 27% of base salary, including a 12% car allowance, which is intended to be in lieu of other benefits. The UK subsidiary also provides disability and life insurance benefits to these individuals. Like the other agreements with the Company’s UK employees, the agreements may be terminated by either party with six months’ prior notice. In addition, the UK subsidiary may terminate the individual's employment without notice in the case of misconduct, conviction of certain criminal offenses, willful neglect of duties or grave and persistent breaches of the employment agreement. The agreements provide that for a one-year period after termination of employment, the individual will not solicit or entice away from the Company or its subsidiaries employees or clients of the Company or its subsidiaries. In addition, each individual has executed a non-competition agreement and non-solicitation agreement that runs from three years from the time of the acquisition.

In connection with the acquisition, the Company agreed to fund the aggregate bonus pool in full for fiscal years ended June 30, 2006 and 2007 for all employees of the business formerly operated by Watson Wyatt LLP (including Messrs. Brook, Dow, Ramamurthy, Thornton and Urwin) if that business meets agreed-upon net operating income targets in those fiscal years. In addition, for the fiscal year ended June 30, 2008, the Company has agreed to fund the bonus pool in full for Band 6 associates (including Messrs. Brook, Dow, Ramamurthy, Thornton and Urwin) if the business meets agreed-upon targets for net operating income in that fiscal year. Although the Company is obligated to fund the applicable bonus pools in full if specified targets are met, bonuses to be paid to any individual are not guaranteed and will be determined in accordance with bonus policies in effect from time to time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, among others, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company’s common stock. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files those reports with the SEC on their behalf.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all of its executive officers and directors filed required reports on a timely basis under Section 16(a) during fiscal year 2005, except that Mr. Platten filed two late reports regarding the purchase of Company stock, and a former officer, Dr. Friend, filed a late report regarding sales of Company stock.

PROPOSAL NO. 2:

PROPOSAL TO APPROVE THE WATSON WYATT & COMPANY HOLDINGS

INCENTIVE COMPENSATION PLAN

Introduction

On September 28, 2005, the board of directors, upon recommendation by the Compensation Committee, approved and adopted the Watson Wyatt & Company Holdings Incentive Compensation Plan (the “Plan”) to govern the award and payment of annual bonuses to certain Company executives, and directed that the Plan be submitted to the stockholders for approval so that payments under the Plan can qualify for deductibility by the Company for federal income tax purposes. The purpose of the Plan is to provide a framework that is consistent with Section 162(m) of the Internal Revenue Code (the “Code”) under which the Company can operate certain executive bonus programs. The bonus programs are designed to enhance the Company’s ability to attract and retain qualified executives and to provide financial performance incentives to those executives.

The Plan is intended to operate in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. The board believes that it is in the best interests of the Company and its stockholders to ensure that the Company has a stockholder-approved plan under which bonuses paid to its executive officers can be deductible by the Company for federal income tax purposes. Accordingly, the Company has structured the Plan to satisfy the requirements of Section 162(m) of the Code for “performance-based” compensation. Generally, Section 162(m) of the Code prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” (that is, the persons named in the Summary Compensation Table as determined under SEC rules) who was employed by the Company on the last day of its fiscal year if such compensation is in excess of $1 million for the fiscal year, except that compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the company’s stockholders have approved the material terms of the performance goal under which compensation may be paid, including (i) the employees eligible to receive compensation, (ii) the description of the business criteria on which the performance goal is based and (iii) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Plan is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code.

The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan. The full text of the Plan is appended hereto as Exhibit A.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the board of directors, which should consist of two or more “outside directors” as such term is defined under Section 162(m) of the Code. The Company believes that each of the directors serving on the Compensation Committee currently qualifies as an “outside director.” The Committee has complete authority to make any and all decisions regarding the administration of the Plan, including interpreting the terms of the Plan, selecting the participants to whom awards may from time to time be paid, determining the terms and conditions of awards made under the Plan, determining whether payments under the Plan are to be made in cash or in shares, and whether such payments may be deferred by participants, and making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may delegate various functions to a subcommittee or certain officers of the Company to the extent such delegation is not inconsistent with Section 162(m) of the Code.

Eligibility

Each executive officer of the Company who is employed by the Company or one of its affiliates on the last day of the Company’s fiscal year or of any other performance period established by the Committee is automatically a participant in the Plan. The Committee may designate other officers as participants under the Plan and may otherwise pay bonuses to persons who are not selected to receive awards under the Plan. However, participants do not automatically receive bonuses under the Plan, except to the extent that the Committee selects the participant to actually be paid a bonus and determines the amount of such bonus. Non-employee directors are not entitled to participate in the Plan.

Business Criteria and Maximum Amount of Compensation Payable under the Plan

Not later than 90 days after the commencement of each fiscal year of the Company (or, if earlier, the expiration of 25% of a performance period), the Committee, in writing, will designate one or more performance periods (which may overlap or run concurrently) and will affirm the applicability of the Plan’s formula for determining the maximum incentive award for each participant for such performance period(s). The Plan defines “performance period” to mean the Company’s fiscal year or such other period that the Committee may establish, provided any such performance period may not be less than one year or more than five years in length. The maximum incentive award payable to the CEO under the Plan with respect to a given performance period is 2.5% of the Company’s Net Income (as defined in the Plan) for that period and for any other participant is 1.5% of the Company’s Net Income for the performance period. The Plan defines “Net Income” to mean the Company’s after-tax income on a consolidated basis as reported in the Company’s income statement for the applicable performance period, prior to accrual of any amounts for payment under the Plan for the performance period, and adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (or other applicable or successor accounting provisions), and the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements.

Committee Certification and Determination of Awards

After the conclusion of each performance period, the Committee will certify, in writing, the amount of Net Income for purposes of the Plan and the amount of the maximum incentive award, calculated as described above, for each executive officer who is subject to Section 162(m) of the Code. The selection of participants to whom amounts under the Plan will actually be paid and the amount of such bonus actually paid to a participant will be as determined by the Committee in its sole discretion, including zero, and will be based on such factors that the Committee determines (which may include objective performance criteria other than Net Income or subjective evaluations) provided that the actual amount paid to a participant under the Plan will not exceed the maximum incentive award with respect to such participant.

Payment of Awards

Following the Committee’s determination of awards to be paid to participants, such awards will be paid in cash, or in the Committee’s discretion, in shares of the Company’s common stock under a stockholder-approved plan of the Company to the extent provided in such plan (which would include the issuance of stock or stock units under the Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan For Selected Employees or under another stockholder-approved plan of the Company) or any combination thereof. The Committee may establish and approve a program that allows participants to elect to defer the payment of any award.

Non-Exclusivity

Nothing contained in the Plan prevents the board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s executive officers, directors or other employees, whether or not stockholders approve the Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

Duration and Amendment

The board may, from time to time, alter, amend, suspend or terminate the Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

Federal Income Tax Consequences

The following is a brief description of the material federal income tax consequences associated with payments under the Plan. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan. Under present federal income tax law, a Plan participant will be taxed at ordinary income rates on the cash portion of an award in the year in which such cash was received and on the value of any shares of the Company’s common stock in the year in which such shares were acquired by the participant, unless such cash or shares are subject to further vesting requirements, deferral under a Company plan or a substantial risk of forfeiture. If a participant elects to defer a portion of the bonus or to receive it in some form other than cash (if such alternatives are made available by the Committee), the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, the Company will receive a federal income tax deduction on the amount of income recognized by the participants. Subject to stockholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.

New Plan Benefits

The Committee has designated the current fiscal year as a performance period for which awards may be paid under the Plan, subject to stockholder approval of the Plan. Such bonuses, if any, paid to the participants for the current fiscal year and awards payable for any subsequent performance periods are, as described above, subject to the discretion of the Committee and therefore are not determinable at this time. If the Plan is not approved by the stockholders, it is currently contemplated that any other compensation paid to the Company’s executive officers that is in excess of $1 million for the current fiscal year and for any subsequent years would not be deductible under Section 162(m) of the Code to the extent that it exceeds the $1 million limit, unless such compensation is deferred pursuant to the Company’s compensation programs or paid under another stockholder-approved plan of the Company and otherwise satisfies the conditions for “performance-based compensation” under or other exemptions from Section 162(m).

Vote Required

The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 2.

The board of directors recommends that stockholders vote FOR Proposal No. 2 to approve the Watson Wyatt & Company Holdings Incentive Compensation Plan.

PROPOSAL NO. 3:

PROPOSAL TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED UNDER THE AMENDED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

The Amended and Restated Bylaws of the Company allow directors who are not active associates (“outside directors”) to receive compensation. As of September 28, 2005, there were six outside directors eligible to receive such compensation, which is provided under the Company’s Amended Compensation Plan for Outside Directors (the “Outside Directors’ Plan”).

Under the Outside Directors’ Plan in effect for fiscal year 2005, outside directors of the Company were paid a quarterly retainer of $11,250 plus $1,500 per day for board meetings; $1,000 per day for regular committee meetings ($750 if held in conjunction with a board meeting); $2,000 per day for committee meetings if the outside director chaired that committee ($1,000 if held in conjunction with a board meeting); and $1,000 per day for other meetings.  Telephone meetings of less than four hours duration were compensated at 40% of the applicable per day fee. Outside directors also received an annual stock grant of 1,000 shares of Company common stock, issued at the end of each fiscal year (at the completed fiscal year-end share price) for services performed during the preceding fiscal year. The Outside Directors’ Plan also required that outside directors satisfy a stock ownership requirement to own a minimum of 5,000 shares of the Company’s common stock.  Outside directors could elect for fees paid to them to be paid in cash and shares of Company common stock, until such time as the director satisfied the stock ownership requirement.   As of September 28, 2005, 25,510 of the 75,000 shares originally authorized remained available for issuance under the Outside Directors’ Plan.

The Outside Directors’ Plan may be amended from time to time by the board of directors. Any such amendment is subject to stockholder approval to the extent required under New York Stock Exchange (NYSE) rules.  Currently, NYSE rules require that material revisions to equity compensation plan provisions (such as amendments to materially increase the number of shares available, expand the types of awards or the class of participants, extend the term of the plan, change the method of determining option exercise prices or permit repricing of options) be approved by stockholders.

On September 28, 2005, the board of directors approved amendments to the Outside Directors’ Plan.  Under the Outside Directors’ Plan, as amended by the board, outside directors of the Company are to be paid a quarterly retainer of $11,250 plus $1,500 per day for board meetings; $1,000 per day for Compensation or Nominating and Governance Committee meetings; $2,000 per day for Audit Committee meetings; and $1,000 per day for other meetings.  Telephone meetings of less than four hours duration are compensated at 50% of the applicable per day fee.   The Audit Committee Chair annual retainer is $15,000; the Compensation Committee Chair annual retainer is $10,000; the Nominating and Governance Committee Chair annual retainer is $5,000; and the Presiding Director annual retainer is $10,000. Outside directors also receive an annual common stock grant equivalent to $45,000, which vests immediately at grant and is issued at the end of each fiscal year (at the completed fiscal year-end share price) for services performed during the preceding fiscal year. At the election of the director (which shall apply until modified), the stock grant will be made at the end of each fiscal year, or in deferred stock units payable in shares upon termination of board service.  The Outside Directors’ Plan, as amended, also requires that outside directors satisfy a stock ownership requirement to own a minimum of 5,000 shares of the Company’s common stock.  Directors may elect to be paid through any combination of cash, deferral of cash under the Company’s Voluntary Deferred Compensation Plan for Non-Employee Directors, and/or shares of the Company’s common stock.

In addition to the amendments described above, which do not require stockholder approval, the board approved an amendment to increase the number of shares of common stock available for issuance under the Outside Directors’ Plan to 150,000 (from 75,000), subject to adjustments for stock splits, stock dividends and similar transactions, including extraordinary distributions of cash or stock. The board believes this increase is necessary because, as noted above, as of September 28, 2005, only 25,510 of the 75,000 shares originally authorized remain available for issuance under the Outside Directors’ Plan. To date, shares distributed under the Outside Directors’ Plan have been issued shares held in or acquired for the Company’s treasury or shares reacquired by the Company upon purchase in the open market, although the Outside Directors’ Plan also permits the Company to issue authorized but unissued shares of common stock.

Amounts that outside directors will receive in any fiscal year under the Outside Directors’ Plan, as amended, are not currently determinable, and as noted above the benefits provided under the Outside Directors’ Plan may be amended by the Board from time-to-time without stockholder approval.

Consistent with NYSE rules, the Company is submitting for stockholder approval the amendment to increase the number of shares available for issuance under the Outside Directors’ Plan. The full text of the Outside Directors’ Plan, as amended, is set forth as Exhibit B to this proxy statement, and the foregoing description is qualified by reference to the actual terms of the Outside Directors’ Plan.

Vote Required

The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 3.

The board of directors recommends that stockholders vote FOR Proposal No. 3 to increase the number of shares which may be issued under the Amended Compensation Plan for Outside Directors.

MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

The cost of soliciting proxies will be borne by the Company. Officers and regular associates of the Company may, but without compensation other than their regular compensation, solicit proxies by additional mailings, personal conversations, telephone, facsimile, or electronically. We have hired InvestorCom, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $6,500 plus reasonable expenses. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company’s common stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing and tabulating the proxies.

Management knows of no other matter that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the proxies named on the enclosed proxy will vote in accordance with their judgment upon such matter. Individual proxies will be counted by ADP Investor Communication Services in an effort to ensure the confidentiality and anonymity of each stockholder’s votes. Whether or not you expect to be present at the meeting, you are urged to vote your proxy by telephone, internet, or if you have received your proxy materials by mail, to sign, date and promptly mail in your proxy.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

“HOUSEHOLDING” PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary of the Company in writing at the following address: Watson Wyatt & Company Holdings, Office of the Secretary, 901 N. Glebe Road, Arlington, Virginia 22203, or by telephone at 703-258-8000. If you would like to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

STOCKHOLDER PROPOSALS

Any stockholder wishing to present a proposal to be included in the proxy statement for the 2006 Annual Meeting of the Company, currently expected to be held on or about November 17, 2006, may submit such proposal in writing to Watson Wyatt & Company Holdings, Office of the Secretary, 901 N. Glebe Road, Arlington, Virginia 22203. Such proposals must be received no later than June 13, 2006. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Alternatively, stockholders of record may introduce certain types of proposals that they believe should be voted upon at the Annual Meeting and may nominate persons for election to the board of directors. Under the Company’s Amended and Restated Bylaws, unless the date of the 2006 Annual Meeting of stockholders is advanced by more than 40 days or delayed by more than 40 days from the anniversary of the 2005 Annual Meeting, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company no later than the close of business on July 14, 2006. In addition, stockholders wishing to make such proposals or nominations for director must satisfy other requirements set forth in the Company’s Amended and Restated Bylaws. If a stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any proposal submitted by that stockholder.

ANNUAL REPORT

A copy of the Annual Report of the Company containing financial statements for the fiscal year ended June 30, 2005 accompanies this proxy statement. A copy of the Company’s Annual Report on Form 10-K is available without charge upon request to the Company. Requests may be made to Watson Wyatt & Company Holdings, Office of the Secretary, 901 N. Glebe Road, Arlington, Virginia 22203.

By order of the board of directors

Walter W. Bardenwerper

Vice President, General Counsel and Secretary

Arlington, Virginia

October 11, 2005

EXHIBIT A

WATSON WYATT & COMPANY HOLDINGS

INCENTIVE COMPENSATION PLAN

Watson Wyatt & Company Holdings (the “Company”), a Delaware corporation, hereby establishes and adopts the following Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to provide incentive and financial rewards to executive officers of the Company and its Affiliates who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services.

2.	DEFINITIONS

“Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

“Award” shall mean any amount granted to a Participant under the Plan.

“Board” shall mean the board of directors of the Company.

“Certification” shall have the meaning set forth in Section 4.2.

“Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and any successor thereto.

“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee for the purpose of acting as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

“Disability” means any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

“Maximum Incentive Award” shall mean a payment in an amount equal to 2.5%, in the case of the Company’s Chief Executive Officer and any other Participant who is a member of the Board, or 1.5%, in the case of each other Participant, of the Company’s Net Income for a given Performance Period.

“Net Income” shall mean the Company’s after-tax income on a consolidated basis as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under this Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion NO. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements.

“Participant” shall mean each executive officer of the Company who is employed by the Company or an Affiliate as of the last day of a Performance Period.

“Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided any such Performance Period shall not be less than one year or more than five years in length.

3.	ELIGIBILITY AND ADMINISTRATION

3.1.        Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2.	Administration.

(a)          The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be paid hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) affirm the formula for determining the Maximum Incentive Award payable for each Participant in respect of Performance Periods and certify as to the calculation of Net Income and the amount of the Maximum Incentive Award payable for each Participant in respect of Performance Periods; (v) determine whether payment of Incentive Awards may be deferred by Participants as provided in Section 4.3; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)         Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c)         To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange, any other national securities exchange or the NASDAQ National Market on which the Company’s securities are listed or qualified for trading, including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4.	AWARDS

4.1.        Performance Period. Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods and shall affirm the applicability of the Plan’s formula for determining the Maximum Incentive Award for each Participant for such Performance
Period(s).

4.2.        Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of the Maximum Incentive Award for each Participant for such Performance Period (the “Certification”).

4.3.        Payment of Awards. The selection of Participants to whom Awards shall actually be paid and the amount of the Award actually paid to a Participant shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the actual Award shall not exceed the Maximum Incentive

Award with respect to such Participant. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan, share awards under a shareholder-approved stock plan of the Company to each Participant at such time as determined by the Committee in its sole discretion following the end of the applicable Performance Period, and may be deferred under a program or plan approved by the Committee subject to the terms and conditions of such program or plan.

4.4.        Commencement or Termination of Employment. If a Participant obtains such status during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise would have been a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

5.	MISCELLANEOUS

5.1.        Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2.        Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards. Subject to shareholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.

5.3.        Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4.        Right of Discharge Reserved; Claims to Awards. Absent action by the Committee, nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5.        Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6.        Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7.        Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8.        Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9.        Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.10.      Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11.      Resolution of Disputes. In the event a Participant or person claiming a right under an Award or the Plan believes that a decision by the Committee with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other person has proven that the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision. Participants and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review. Notice of demand for arbitration shall be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator shall be selected by those members of the Board of Directors who are neither members of the Compensation Committee of the Board of Directors nor employees of the Company or any Affiliate. If there are no such members of the Board of Directors, the arbitrator shall be selected by the Board of Directors. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

5.12.      Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.13.      Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXHIBIT B

AMENDED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

I.	The schedule of fees is as follows:

A.	Cash Retainer: $45,000 per year, paid quarterly
B.

Stock Grant: Watson Wyatt & Company Holdings Class A common stock, equivalent to $45,000, issued at the end of each fiscal year (at the completed fiscal year-end share price) for services provided during the preceding fiscal year. Shares vest immediately at grant. At the election of the director (which shall apply until modified), the stock grant will be made at the end of each fiscal year, or in deferred stock units payable in shares upon termination of board service.

C.	Board Meetings: $1,500 per day
D.	Committee Meetings: Compensation Committee and Nominating and Governance Committee: $1,000 per day; Audit Committee: $2,000 per day
E.	Telephone Meetings of less than 4 hours: 50% of applicable fee
F.	Other Meetings: $1,000 per day
G.	Audit Committee Chair Annual Retainer: $15,000
H.	Compensation Committee Chair Annual Retainer: $10,000
I.	Nominating and Governance Committee Chair Annual Retainer: $5,000
J.	Lead/Presiding Director Annual Retainer: $10,000

II.

Outside directors will initially be paid in a combination of cash and Watson Wyatt & Company Holdings (“WWCH”) common stock, at the end of each calendar quarter (at the completed quarter-end share price) for services during the preceding quarter.

A.

Within five years, a director is expected to own at least 5,000 shares of WWCH common stock.  To meet a target of 5,000 shares, a director may initially elect to be paid all in shares, or up to 40% of each payment in cash in order to satisfy immediate tax liability. At any time, a director may change this election within these parameters.

B.

A director may elect to be paid through any combination of (i) cash; (ii) deferral of cash under the WWCH Voluntary Deferred Compensation Plan for Non-Employee Directors; and/or (iii) shares of WWCH common stock.

C.	Once a director attains the 5,000 share target, he/she shall continue to own at least 5,000 shares while serving as a director.

III.	Shares will be distributed to the director by means of an account to be established for each director at a brokerage firm designated by the Company.

IV.

The maximum number of shares that may be issued under the Plan is 150,000, subject to adjustments for stock splits, stock dividends and similar transactions. The shares may be authorized but unissued shares of common stock, issued shares held in or acquired for the Company’s treasury, or shares reacquired by the Company upon purchase in the open market.

V.	The Plan may be amended from time to time by the board of directors, except that any such amendment is subject to stockholder approval to the extent required under NYSE rules.

B-1

WATSON WYATT & COMPANY HOLDINGS 901 N. GLEBE ROAD ARLINGTON, VA 22203

You can submit your proxy by mail, by telephone or through the Internet.
Please use only one of the three response methods.

1. VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Or
2. VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
Or
3. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Watson Wyatt & Company Holdings, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
To help reduce the costs incurred by Watson Wyatt & Company Holdings in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions in item 1 above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WATSW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WATSON WYATT & COMPANY HOLDINGS
This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Items I, II and III.
I.	Election of Directors
CLASS III DIRECTOR (TERM EXPIRES IN 2006):
(01) Gene H. Wickes
CLASS I DIRECTOR (TERM EXPIRES IN 2007):
(02) John J. Gabarro
CLASS II DIRECTOR (TERM EXPIRES IN 2008):
(03) John J. Haley
(04) Linda D. Rabbitt
(05) John C. Wright	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

Vote On Proposals		For	Against	Abstain
II.	To approve the Watson Wyatt & Company Holdings Incentive Compensation Plan (the "Incentive Compensation Plan") (Proposal 2);	☐	☐	☐

III.	To increase the number of shares which may be issued under the Amended Compensation Plan for Outside Directors (the "Outside Directors' Plan") (Proposal 3); and	☐	☐	☐

IV.	In the proxies' discretion, to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” ITEMS I, II and III.

If you vote by telephone or through the Internet, please
DO NOT mail back the proxy form.

THANK YOU FOR VOTING!

Please sign exactly as your name appears on the mailing label at right. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Watson Wyatt & Company Holdings
Annual Meeting of Stockholders

Hilton Arlington
950 North Stafford Street
Arlington, Virginia 22203

November 11, 2005
9:00 a.m., (EST)

é FOLD AND DETACH HERE é

WATSON WYATT & COMPANY HOLDINGS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The person(s) signing on the reverse hereof hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution and resubstitution, to vote all of his or her shares of capital stock of Watson Wyatt & Company Holdings at the Annual Meeting of Stockholders of the Company to be held on November 11, 2005 at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203 at 9:00 a.m., (EST) and at any adjournment(s) or postponement(s) thereof, with the same authority as if the stockholder(s) were personally present, as specified on the reverse.

THE PERSON(S) SIGNING THIS PROXY HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.